Exhibit 32.1

Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

     In connection with the filing of the Annual Report on Form 10-KSB of Biomass Processing Technology, Inc. (the “Company”) for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Larry W. Denney, Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:

May 12, 2004	/s/ Larry W. Denney

	Name:	Larry W. Denney
	Title:	Chairman, President, Chief
Executive Officer and Chief
Financial Officer
(principal executive officer and
principal financial officer)